Exhibit 10.5
CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

FACILITY LOAN ORIGINATION AGREEMENT

Dated as of May 27, 2020

by and between

GREENSKY, LLC

and

SYNOVUS BANK

FACILITY LOAN ORIGINATION AGREEMENT

THIS FACILITY LOAN ORIGINATION AGREEMENT dated as of May 27, 2020 (the
“Effective Date”), by and between GREENSKY, LLC, a Georgia limited liability company (including its direct or indirect subsidiaries that provide, directly or indirectly, any of the services contemplated hereby, “Servicer”), and SYNOVUS BANK, a Georgia state-chartered bank (“Lender”). As used herein, “Party” shall mean Servicer or Lender, as applicable, and “Parties” shall mean both Servicer and Lender.

W I T N E S S E T H:

WHEREAS, Servicer is in the business of providing clerical, ministerial, marketing and administrative services and a technology platform to lenders in connection with lenders originating consumer loans for their own account, primarily through a network of Program Merchants and Sponsors (as defined herein) or through consumer direct channels (the “GreenSky® Program”); and

WHEREAS, the GreenSky® Program is administered by Servicer on behalf and under the direction and control of federally-insured and federal- or state-chartered financial institutions participating in the GreenSky® Program, which includes the Lender; and

WHEREAS, Lender has conducted due diligence regarding the GreenSky® Program and its suitability for Lender, and Lender desires to participate in the GreenSky® Program by extending loans directly to consumers on the terms provided for herein; and

WHEREAS, Lender and Servicer acknowledge and agree that one or more Persons may desire to purchase Loans originated (or otherwise acquired) by Lender and owned pursuant to this Agreement or participations in such Loans from time to time and that such sales of Loans or participations therein shall occur as set forth herein; and

WHEREAS, this Origination Agreement shall not apply to the loans previously funded (or otherwise acquired) and owned by Lender under the Original Loan Origination Agreement (as defined herein) and being serviced by Servicer on behalf of Lender under the Original Servicing Agreement (as defined herein), except to the extent otherwise provided in the definition of Loan contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between Servicer and Lender as follows:
ARTICLE I
DEFINITIONS

Section 1.01 Definitions. All capitalized terms used herein or in any certificate or document, or Origination Paper made or delivered pursuant hereto shall have the following meanings (unless otherwise defined therein):

FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 1

“Acquired Loans” shall mean loans previously originated by a federally-insured and federal- or state-chartered financial institution other than Lender through the GreenSky® Program that are acquired by Lender from time to time, as agreed to by Lender in its sole discretion, and that Lender and Servicer agree in writing to treat as Loans under this Origination Agreement and the Servicing Agreement.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Anti-Money Laundering Laws” shall have the meaning given to such term in Section 4.02(a)(ix).

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Backup Servicer” shall mean Systems & Services Technologies, Inc. or another qualified third-party service provider acceptable to Lender to provide backup services to Lender for the servicing of the Loans pursuant to the Backup Servicing Agreement.

“Backup Servicing Agreement” shall mean the contractual arrangement between Servicer and the Backup Servicer for backup servicing of the Loans.
“Bank Margin” shall have the meaning given to such term in the Economics Agreement. “Borrower” shall mean, with respect to any Loan, the Person that is obligated to make payments with respect to such Loan.
“Business Day” shall mean a day that Lender is open for business and excluding Saturdays, Sundays and legal holidays.

“Commitment Amount” shall have the meaning set forth in Section 2.01(a)(ii).

“Commitment Period” shall mean the period that terminates at the end of the Term hereof, provided that such period shall be subject to an earlier termination upon Lender’s delivery to Servicer of a written termination notice in the event of a Commitment Termination Event; provided, however, Lender shall continue to be obligated to fund all approved but not fully funded Loans that conform to the Credit Policy that have been previously approved as of the day prior to the date that such period terminates until such time as all such Loans have been

FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 2

fully funded, unless, in the case of a Regulatory Event, the applicable Governmental Authority prohibits or restricts Lender from continuing to fund such Loans.

“Commitment Termination Event” shall mean the occurrence of any of the following: (i) a termination by Lender of Servicing’s servicing rights under the Servicing Agreement due to a Servicer Default; (ii) a termination by Lender of this Agreement in respect of either a Performance Termination Event pursuant to Section 6.02, a Noncompliance Event pursuant to Section 6.03, a Dissolution Event pursuant to Section 6.04, a Regulatory Event pursuant to Section 6.05 or a Change of Control pursuant to Section 6.06; (iii) [*****]; (iv) [*****]; (v) [*****]; or (vi) [*****].

“Compliance Conditions” shall be deemed to refer to and include all of the requirements and conditions set forth on Schedule A, which is attached hereto and hereby incorporated herein by specific reference thereto.

“Consumer Lending Laws” shall have the meaning set forth in Section 4.02(a)(iv).

“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Credit Policy” shall mean the credit policy designated and maintained by Lender for Loans as set forth in Schedule B attached, as such credit policy may be amended from time to time as follows: (i) by agreement of the Parties, (ii) unilaterally by Lender in response to advice, comments or directives received from a Governmental Authority upon thirty (30) days’ advance written notice to Servicer (or such lesser time to notify Servicer if required by the applicable Governmental Authority), (iii) unilaterally by Lender upon written notice to Servicer to the extent that a change is required by Law, [*****] or required by the direction of a Governmental Authority, (iv) [*****], (v) unilaterally by Lender in the event the average Performance Threshold for any rolling three-month period is greater than [*****]% upon ten (10) days advance written notice to Servicer, (vi) [*****], and (vii) as permitted in Section 6.02 hereof. [*****]

“Cutoff Date” shall mean, in respect of any sale of an Economic Participation or Loan hereunder, the date that is one (1) Business Day prior to the Sale Date for such Economic Participation or Loan (or such other date as mutually agreed by Lender, Servicer and the applicable Purchaser), as set forth in the applicable Loan Designation Notice.

“Default” shall mean (i) any material breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a material breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any material remedy or obtain any material relief under, terminate or revoke, suspend, cancel, or modify or change in a material

FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 3

respect the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any material Liability under, any Contract, Law, Order, or Permit.

“Dissolution Event” shall have the meaning set forth in Section 6.04.

“Economic Participation” shall mean an economic participation consisting of a 100% undivided interest in the economic rights in a Loan (or such other percentage as agreed by Lender and a Purchaser, as specified in a Participation Sale Agreement), including the right to receive a proportionate amount of all payments, including, without limitation, principal, interest and fees, related to such Loan, and to the extent permitted by applicable Law, the right to receive all proceeds of and resulting from all claims, suits, causes of action and any other right of Lender as the seller of such participation, whether known or unknown, against the Borrower of such Loan arising under or in connection with the credit agreement and other documents evidencing such Loan or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby; provided, however, that if a Purchaser fails to timely purchase an Economic Participation in any Future Advance for a Loan as contemplated by Section 2.12(b)(iv) and in accordance with the applicable Participation Sale Agreement, then the percentage interests in the economic rights of such Loan shall be automatically adjusted to reflect the relative percentages of (x) the outstanding principal balance amount previously purchased by Purchaser and then outstanding in such Loan and (y) the then-outstanding principal balance of all such Future Advances for such Loan that were funded by Lender but in which Purchaser has not purchased an Economic Participation as contemplated by Section 2.12(b)(iv) and in accordance with the applicable Participation Sale Agreement, until such time as the Purchaser has satisfied such obligations to purchase Economic Participations in such Future Advances. In the event that Lender and a Purchaser agree to the sale of an Economic Participation that constitutes less than a 100% interest in the economic rights in a Loan, then Lender, Purchaser and Servicer shall mutually agree on appropriate adjustments to this Origination Agreement, the Servicing Agreement, the Economics Agreement and the applicable Participation Sale Agreement to reflect the interest purchased by the Purchaser and the interest retained by Lender. For the avoidance of doubt, an Economic Participation in a Loan shall not include title to the Loan, and is intended to constitute a “participation” within the meaning of the Federal Deposit Insurance Corporation’s Safe Harbor Rule for Participations, 12 C.F.R. § 360.6 (as in effect from time to time).

“Economics Agreement” shall mean the Economics Agreement, dated as the date hereof, by and between Servicer and Lender establishing certain economic terms related to this Origination Agreement and the Servicing Agreement, as such agreement hereafter may be amended.

“Governmental Authority” shall mean any federal, state or local governmental or regulatory authority, agency, court, tribunal, commission or other regulatory entity asserting jurisdiction over either Party or the activities of either Party, and in the case of the Lender shall include without limitation the Georgia Department of Banking and Finance, the Federal Reserve System and the Financial Crimes Enforcement Network.

“GreenSky® Program Funding Clearing Account” shall mean the funding clearing custodial account(s) established and maintained for the benefit of the lenders in the GreenSky®

FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 4

Program at Wells Fargo Bank, Regions Bank or such other federally-insured bank selected by Servicer and approved by Lender (which approval will not unreasonably be withheld or delayed), in order to receive funds from lenders in the GreenSky® Program for disbursement to or on behalf of borrowers.

“Improper Loan” shall mean any Retained Economics Loan originated in violation of applicable Law or the terms of this Origination Agreement in a material respect as a result of Servicer’s actions or omissions.

“Indemnified Party” shall have the meaning set forth in Schedule C as referenced in Section 7.13 of the Servicing Agreement.

“Indemnity Proceeding” shall have the meaning set forth in Schedule C as referenced in Section 7.13 of the Servicing Agreement.

“Law” shall mean any U.S. federal, state or local code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities, or business, including those promulgated, interpreted or enforced by any Governmental Authority, including, without limitation, the Gramm-Leach Bliley Act (15 U.S.C. 6801-6809) and all Consumer Lending Laws.

“Lender” shall have the meaning set forth in the Recitals hereto.

“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

“Loan” shall mean either (a) a loan originated by Lender pursuant to this Origination Agreement, (b) a loan originated (or otherwise acquired) and owned by Lender pursuant to the Original Loan Origination Agreement to the extent that Lender and Servicer agree (which agreement may be via email) that such loan shall constitute a Loan for the purposes of this Origination Agreement, the Servicing Agreement and the Economics Agreement (in which case this Origination Agreement, the Servicing Agreement and the Economics Agreement shall apply to such loan in lieu of the Original Loan Origination Agreement and the Original Servicing Agreement, effective as of the date agreed by Lender and Servicer, and such loan, the Outstanding Balance of such loan and any amounts billed thereon shall only be included in any

FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 5

calculations under this Origination Agreement, the Servicing Agreement and the Economics Agreement from and after such effective date) or (c) an Acquired Loan, together with any amounts, including interest, fees and other charges, generated with respect thereto; provided, that, (i) in respect of any Participated Loan, from and after the Cutoff Date relating thereto (or date that an Economic Participation is granted pursuant to Section 2.07 of the Servicing Agreement, if applicable), such Participated Loan shall be disregarded for the purposes of the calculation of Outstanding Balance and the calculation of the available Commitment Amount, and (ii) in respect of any Sold Loan, from and after the Cutoff Date relating thereto, such Sold Loan shall no longer be deemed a “Loan” hereunder for any purpose.

“Loan Designation Notice” shall mean a notice by Servicer to Lender substantially in the form of Exhibit A hereto.

“Loan Sale Agreement” shall mean an agreement substantially in the form of Exhibit B hereto, or such other agreement in a form and substance mutually agreeable to Lender and a Purchaser, pursuant to which one or more Loans are sold by Lender to a Purchaser.

“Marketing Materials” shall mean the materials used or to be used by Servicer in connection with the originating or servicing of the Loans, subject to Section 5.01(a)(vi).

“Material Adverse Effect” shall mean any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets or financial condition of the Servicer, or (b) the ability of the Servicer to perform its obligations under this Origination Agreement, the Servicing Agreement or the Economics Agreement.

“Monthly Accounting” shall have the meaning given to such term in the Economics Agreement.

“Noncompliance Event” shall have the meaning given to such term in Section 6.03.

“[*****]”

“OFAC list” shall have the meaning given to such term in Section 4.02(a)(ix).

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Governmental Authority.

“Original Loan Origination Agreement” shall mean that certain Loan Origination Agreement, dated as of August 4, 2015, by and between Servicer and Lender, as amended, modified and supplemented prior to the date hereof and as such agreement hereafter may be amended.

“Original Servicing Agreement” shall mean that certain Servicing Agreement, dated as of August 4, 2015, by and between Servicer and Lender, as amended, modified and supplemented prior to the date hereof and as such agreement hereafter may be amended.

FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 6

“Origination Agreement” shall mean this Facility Loan Origination Agreement and the schedules and exhibits hereto and all amendments hereto or thereto.

“Origination Papers” shall mean collectively this Origination Agreement, the Servicing Agreement, the Economics Agreement and any other document or instrument delivered pursuant to this Origination Agreement by a Party hereto, including without limitation any documents and instruments pursuant to Section 2.03, but excluding, for the avoidance of doubt, any documents or instruments entered into by a Borrower or otherwise evidencing a Loan to a Borrower.

“Outstanding Balance” shall mean, as of any specified date, the face value of a Loan plus the amount of any interest, fees or other amounts due under or with respect to such Loan minus any payments, credits, or other amounts credited against such Loan.

“Participated Loan” shall mean any Loan regarding which an Economic Participation has been sold by Lender to a Purchaser pursuant to a Participation Sale Agreement or regarding which an Economic Participation has been granted by Lender to Servicer pursuant to Section
a.of the Servicing Agreement.

“Participation Sale Agreement” shall mean an agreement substantially in the form of Exhibit C hereto, or such other agreement in a form and substance mutually agreeable to Lender and a Purchaser, pursuant to which one or more Economic Participations are sold by the Lender to a Purchaser.

“Performance Fee” shall have the meaning given to such term in the Economics Agreement.

“Performance Termination Event” shall have the meaning given to such term in Section 6.02.

“Performance Threshold” shall mean, for any month, the annualized monthly Portfolio Credit Losses as a percentage of the aggregate Outstanding Balances of all Retained Economics Loans measured at month-end for such month.

“Person” shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“PFB” shall have the meaning set forth in Section 2.01(d)(i).

“Portfolio Credit Losses” shall mean, for each calendar month, an amount equal to (a) the aggregate Outstanding Balances of all Retained Economics Loans (i) that, as of the last day of such month, were four (4) or more payments past due, or (ii) that, during such month, Servicer
FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 7

charged off as a result of the sole Borrower or all co-Borrowers (as applicable) being the subject of a bankruptcy or similar proceeding or having died, plus (b) the portions of the Outstanding Balance of all Retained Economics Loans that were waived, compromised or forgiven during such month, in each case without duplication. For the avoidance of doubt, in no event shall the Portfolio Credit Losses for a particular month include any amounts that previously were included in Portfolio Credit Losses for a prior month that relate to Sold Loans or Participated Loans or for which Lender otherwise was compensated as a Reimbursed Portfolio Credit Loss Loan as defined in and pursuant to the Economics Agreement.

“Prime Rate” shall mean, as of any specified date, the “prime rate” as published in the “Money Rates” table in The Wall Street Journal (Eastern Edition) on such date. If more than one prime rate is published in the “Money Rates” table, the highest of those rates will be the Prime Rate for purposes of this Origination Agreement. If The Wall Street Journal ceases to publish a “Money Rates” table or if a prime rate is no longer included in the rates published therein, Lender and Servicer shall agree on a substitute that is a comparable index.

“Program Agreements” shall mean the agreements entered into from time to time between Servicer and Program Merchants under which loans originated through the GreenSky® Program by participating lenders will be offered to the Program Merchants’ customers to fund purchases of goods or services from such Program Merchants.

“Program Merchants” shall mean manufacturers, dealers, merchants, providers, distributors, retailers, contractors or installers of goods or services that have entered into Program Agreements.

“Purchase Price” shall mean [*****].

“Purchaser” shall mean, with respect to each Loan or Economic Participation that is sold by Lender, the purchaser of such Loan or Economic Participation under the applicable Transfer Agreement, together with any permitted successors in interest of such purchaser under such Transfer Agreement. For the avoidance of doubt, a Purchaser may be the Servicer or any of its Affiliates; provided, however, [*****].

“Purchaser Affiliate” means an Affiliate of a Purchaser or a prospective Purchaser that has creditworthiness (including the financial ability to perform) reasonably satisfactory to Lender and that such Affiliate has satisfied Lender’s applicable legal or regulatory requirements in respect of such Affiliate (including, without limitation, any applicable “know your customer” and similar requirements).

“Required Holding Period” shall mean, with respect to each Loan, a period of at least [*****] Business Days after the initial origination date of a Loan (whether originated by Lender or another financial institution), unless otherwise agreed by Lender and Servicer.

“Regulatory Event” shall have the meaning given to such term in Section 6.05.

“Retained Economics Loans” shall mean any Loan which, as of any date of determination, is outstanding and is neither a Participated Loan nor a Sold Loan as of such date.
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“Sale Date” shall mean, in respect of any sale of an Economic Participation or Loan hereunder, the date upon which such sale is consummated.

“Servicer” shall have the meaning set forth in the Recitals hereto.

“Servicer Default” shall have the meaning set forth in the Servicing Agreement.

“Servicer Regulatory Routine Inquiry” means any inquiry, written or otherwise, made by any Governmental Authority to any Person in connection with (i) the routine transmittal of a customer complaint, (ii) a formal or informal request for information regarding the Person’s business activities, licensing status and/or regulatory posture (other than a formal inquiry or investigation that alleges any material non-compliance with any applicable Laws by such Person), (iii) a civil investigative demand, subpoena, formal or informal inquiry or investigation or other information request into acts or practices that would not render the applicable Loans or Participated Loans or the related credit agreements and other documents evidencing such Loans or Participated Loans invalid, illegal or unenforceable as a matter of law or in accordance with their terms.

“Servicing Agreement” shall mean the Facility Servicing Agreement, dated as the date hereof, by and between Servicer and Lender related to the Loans, as such agreement hereafter may be amended, together (with respect to any Participated Loan) with any Servicing Supplement applicable thereto.

“Servicing Fee” shall have the meaning given to such term in the Economics Agreement.

“Servicing Supplement” shall have the meaning set forth in the Servicing Agreement.

“Settlement Amount” shall mean the amounts advanced by Lender (or its agent) to or on behalf of a Borrower which constitute disbursement of a Loan to the Borrower.

“Settlement Date” shall mean each Business Day on which Servicer notifies Lender of a Settlement Amount as provided in Section 2.01(c)(i) below.

“Sold Loan” shall mean any Loan the title to which has been transferred by Lender to a Purchaser pursuant to a Loan Sale Agreement or has been transferred by Lender to Servicer (or its designee) pursuant to Section 2.07 of the Servicing Agreement.

“Sponsors” shall mean sponsors of Program Merchants that refer Program Merchants to participate in the GreenSky® Program.

“Successor Servicer” shall have the meaning given to such term in the Servicing Agreement.

“[*****]”

FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 9

“Term” shall have the meaning given to such term in Section 6.01.

“To the Best of Lender’s Knowledge” shall mean the actual knowledge of each officer of Lender significantly involved with the transactions contemplated by the Origination Papers after reasonable inquiry or investigation; provided that to the extent that information or data is provided to Lender by Servicer with respect to the Loans, each officer may rely on such information and data without any further investigation or due diligence thereof.

“To the Best of Servicer’s Knowledge” shall mean Servicer’s knowledge after diligent investigation.

“Transfer Agreement” shall mean a Loan Sale Agreement or a Participation Sale Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Underwriting Criteria” shall mean the underwriting standards designated and maintained by Lender for Loans as reflected in Schedule B attached, as they may be amended from time to time as follows: (i) by agreement of the Parties, (ii) unilaterally by Lender in response to advice, comments or directives received from a Governmental Authority upon thirty (30) days’ advance written notice to Servicer (or such lesser time to notify Servicer if required by the applicable Governmental Authority), (iii) unilaterally by Lender upon written notice to Servicer to the extent that a change is required by Law, [*****] or required by a Governmental Authority, (iv) [*****], (v) [*****], (vi) [*****], and (vii) as permitted in Section 6.02 hereof. [*****]. Further, the Underwriting Criteria shall be applied in accordance with the GreenSky® Credit Administration Guide (as previously made available to Lender), as such guide may be amended from time to time by Servicer; provided, however, that Servicer shall provide at least five (5) Business Days’ advance written notice to Lender of any adverse changes to the GreenSky® Credit Administration Guide (and otherwise provide a copy of the GreenSky® Credit Administration Guide promptly upon Lender’s request); and provided, further that if there is any conflict or inconsistency in the application of the Underwriting Criteria with the GreenSky® Credit Administration Guide, then the Underwriting Criteria shall control and supersede such conflict or inconsistency.

Section 1.02 Other Definitional Provisions.

(a)All terms defined in this Origination Agreement shall have the defined meanings when used in any certificate, other document, or Origination Paper made or delivered pursuant hereto unless otherwise defined therein.

(b)The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Origination Agreement or any Origination Paper shall refer to this Origination Agreement as a whole and not to any particular provision of this Origination Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Origination Agreement are
FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 10

references to Sections, Subsections, Schedules and Exhibits in or to this Origination Agreement unless otherwise specified.

ARTICLE II
LOAN ORIGINATION RIGHTS & OBLIGATIONS

Section 2.01 Loan Origination Obligations.

(a)Origination of Loans.

(i)GreenSky® Program. As program administrator of the GreenSky® Program, Servicer shall use commercially reasonable efforts to maintain and develop the network of Program Merchants participating in the GreenSky® Program as a source for Loans to be made by Lender pursuant to this Origination Agreement.

(ii)Commitment Amount. Subject to the terms and conditions hereof and during the Commitment Period, Lender will fund Loans originated through the GreenSky® Program that meet the Underwriting Criteria, provided that the Lender shall not be obligated to fund any Loan if, after giving effect to the funding thereof, the sum of the aggregate outstanding principal balance of Retained Economics Loans then owned by Lender plus the aggregate outstanding principal balance of “Loans” (as defined in and subject to the Original Loan Origination Agreement) would exceed [*****] Dollars ($[*****]) (the “Commitment Amount”); provided (a) that the evaluation of the relevant balances for the purposes of applying the Commitment Amount limitation shall be performed as of month-end, unless such limitation would be exceeded by an amount greater than [*****] percent ([*****]%), (b) [*****], (c) that upon the termination of the Commitment Period, the Commitment Amount shall be zero (subject to the proviso regarding Lender’s funding of approved but not fully funded Loans in the definition of Commitment Period in Section 1.01), and (d) the Parties acknowledge that, from time to time, the Commitment Amount may be temporarily exceeded, with Lender’s permission, in connection with an acquisition of Acquired Loans that are promptly thereafter included in a sale of Economic Participations or Sold Loans. Any acquisition of Acquired Loans as agreed to by Lender in its sole discretion shall be subject to Lender entering into a loan purchase agreement in a form and substance reasonably acceptable to Lender. The Commitment Amount may be increased in accordance with the mutual agreement of Lender and Servicer as evidenced by a written agreement. For clarification purposes, except to the extent provided in the definition of Loans in Section 1.01, this Origination Agreement shall not apply to the loans previously funded (or otherwise acquired) and owned by Lender under the existing Original Loan Origination Agreement that are being serviced by Servicer on behalf of Lender under the Original Servicing Agreement (the “Existing Portfolio Loans”), and except with respect to the preceding reference in this paragraph regarding the determination of the Commitment Amount, such Existing Portfolio Loans shall be excluded from the provisions of this Origination Agreement and the economic terms and conditions for such Existing Portfolio Loans shall be governed by the provisions of the Original Loan Origination Agreement and the Original Servicing Agreement.

FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 11

(iii)Loan Terms. Each Loan shall include an interest rate, loan term, repayment and other terms consistent with Schedule B and shall be evidenced by Lender’s credit agreement for the GreenSky® Program substantially in the form previously provided to Lender (or such other form as may be approved by the Parties) and other customary documentation consistent with Lender’s lending practices; it being acknowledged and agreed that Lender is making the credit decision on whether or not to fund a prospective consumer loan to the related prospective borrower based on and consistent with Lender’s adoption of the Credit Policy and Underwriting Criteria.

(b)Intent of Parties. Other than in respect of Sold Loans, Servicer and Lender intend that the Loans shall at all times be owned by Lender and the property of Lender. Notwithstanding the foregoing, Servicer and Lender agree that Servicer owns the customer relationships with the Borrowers; provided, however, that the foregoing shall have no effect on any customer relationships between Lender and Borrower established independently of the Loan including, without limitation, for example, as a result of any existing banking or lending relationships between Lender and Borrower or a banking or lending relationship that arises after the Effective Date of this Origination Agreement, whether or not solicited by Lender as part of a solicitation of Borrowers by Lender; provided, further, that Servicer also acknowledges and agrees that each of Lender and Servicer is subject to certain regulatory restrictions relating to the Borrowers and the Loans, including without limitation, the consumer confidentiality and other provisions Gramm-Leach Bliley Act, and Servicer shall at all times act in accordance therewith.

(c)Settlement Procedure.

(i)No later than 12:00 noon (Eastern time) each Business Day, the (“Settlement Date”), Servicer, by written electronic transmission, shall provide Lender’s designee (as specified in Section 7.03 hereof) with a report setting forth the calculation of the Settlement Amount and the payees thereof, which payees may be a disbursement account from which further payments are to be made to fund such Loans. Lender shall use commercially reasonable efforts to pay the Settlement Amount by wire transfer, ACH or direct deposit to the GreenSky® Program Funding Clearing Account (in order to replenish the balance of the PFB or to otherwise fund Settlement Amounts) no later than 4:00 p.m. (Eastern time) (but in any event by the following Business Day), unless Servicer is late in notifying Lender of the Settlement Amount due on the Settlement Date, in which case Lender shall use all commercially reasonable efforts to pay the Settlement Amount within the time period set forth above or as soon thereafter as possible, but no later than 5:00 p.m. (Eastern time) of the next Business Day following such Lender’s receipt of notice from Servicer.

(ii)Servicer shall promptly notify Lender’s designee (as specified in Section
7.03 hereof) by written electronic transmission if the Settlement Amount is not received when due.

(iii)All amounts paid on the Loans by Borrowers shall be received, held and disbursed in accordance with the terms and procedures set forth in the Servicing Agreement.

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(d)Pre-Funding Balance for Loans.

[*****]

(e)GreenSky® Program Accounts. From time to time, Servicer may arrange for one or more federally-insured and federal- or state-chartered financial institutions to act as a custodian to hold the GreenSky® Program Funding Clearing Account contemplated by this Origination Agreement or the GreenSky® Program ACH Account and the GreenSky® Program Payment Clearing Account contemplated by the Servicing Agreement, and, in such event, Lender agrees to enter into customary agreements with Servicer and such financial institutions in furtherance thereof; provided that such bank accounts shall be established and maintained by Servicer or its designee as custodial accounts on behalf of Lender and the other lenders participating in the GreenSky® Program that are segregated from Servicer’s or such designee’s own accounts.

(f)Conditions Precedent. The obligations of Lender to consummate the transactions contemplated herein are subject to the satisfaction, continuing satisfaction or waiver, in the sole judgment of Lender, of the following:

(i)the Underwriting Criteria of Lender shall be attached as Schedule B hereto and a current copy of the GreenSky® Credit Administration Guide shall have been delivered to Lender;

(ii)Servicer shall have delivered to Lender the Origination Papers to which it is a party that are then required, each duly executed by Servicer and the other parties thereto;

(iii)Lender shall have executed and delivered a “Lender Addendum” to Backup Servicing Agreement, receipt of which has been confirmed or acknowledged by Backup Servicer;

(iv)all in form and substance satisfactory to Lender in its reasonable discretion, Lender shall have received a report of UCC financing statement lien searches performed with respect to Servicer in Georgia, and such report shall show no Liens that adversely affect the transactions contemplated by the Origination Papers;

(v)Lender shall have received a certificate of the secretary or assistant secretary of Servicer certifying to the articles of organization and operating agreement of Servicer as in effect on the Effective Date; and

(vi)such other documents and items as Lender deems necessary in its reasonable discretion.

Section 2.02 Dispute over Settlement Amount.

(a)In the event Lender disputes the accuracy of the Settlement Amount reported by Servicer, Lender shall promptly notify Servicer, but such notice shall not affect Lender’s
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obligation for timely payment of the Settlement Amount as noticed by Servicer to Lender, unless the Settlement Amount, together with the outstanding principal balances of all outstanding

Loans, will exceed the Commitment Amount. Payment of any Settlement Amount shall not constitute a waiver by Lender of the right to dispute the accuracy of such Settlement Amount, and any such dispute shall be resolved promptly.

(b)In the event it is determined that Lender was correct in disputing the accuracy of the Settlement Amount for a given day, Servicer shall promptly remit to Lender the overpayment amount due Lender with interest thereon computed at the per annum rate equal to the Prime Rate in effect on the date the Settlement Amount was paid.

Section 2.03 Additional Documentation. If, in the reasonable judgment of a Party, in connection with the making of any Loan any additional instrument, document, or certificate is required to further evidence transactions contemplated hereby, including with respect to the origination, funding or ownership of such Loan, the other Party shall execute and deliver any such document.

Section 2.04 Portfolio Data. Notwithstanding anything to the contrary contained in this Origination Agreement, Servicer may share any portfolio data associated with the Loans that does not contain personal identifying information of a Borrower and does not identify the Lender by name with the Program Merchants and Sponsors, potential and actual financing sources and investors for Servicer’s business, potential and actual Purchasers, and Servicer’s business partners and professional advisors (and the agents or representatives of any of the foregoing).
Any such disclosure shall be made in compliance with any Consumer Lending Law and other applicable Law.

Section 2.05 [*****].

Section 2.06 Grant of Security Interest in Retained Economics Loans. It is the express intent of Lender and Servicer that pursuant to the Origination Papers, Lender shall be, and be treated for all purposes as, the true lender and the owner of such Retained Economics Loans, holding good and marketable title thereto free and clear of any liens (subject to the rights of Servicer hereunder and the other Origination Papers), and the beneficial interest in and title to such Retained Economics Loans shall not be part of Servicer’s estate in the event of the filing of a bankruptcy petition by or against Servicer under any bankruptcy or similar law. It is, further, not the intention of Lender and Servicer that arrangement between Lender and Servicer pursuant to the Origination Papers be deemed a pledge of such Retained Economics Loans by Servicer to Lender to secure a debt or other obligation of Servicer. However, in the event that, notwithstanding the intent of the parties, any or all of the Retained Economics Loans are held, determined or considered by a court or as part of any other legal proceeding to be property of Servicer, then to secure the payment and performance of the obligations of Servicer under the Origination Papers, this Origination Agreement constitutes a grant by Servicer of a “security interest” (as defined in the UCC) in the Retained Economics Loans to Lender, which is enforceable upon execution and delivery of this Origination Agreement. Upon the filing of an appropriate financing statement, naming Lender as secured party and Servicer as debtor and identifying the Retained Economics Loans as collateral, Lender shall have a perfected security or
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ownership interest in the Retained Economics Loans that shall be a first priority security or ownership interest, subject only in the case of its categorization as a security interest to liens for taxes, assessments or other governmental charges that are not yet due and payable or that are being contested by Servicer in good faith and in respect of which appropriate reserves have been established and other customary permitted liens. Servicer agrees to cooperate as Lender may request in filing financing statements or make other filings or execute such other assignments or collateral assignments as may be necessary or appropriate to perfect Lender’s security interest in the Retained Economics Loans and/or reflect Lender’s outright ownership of the Retained Economics Loans. Immediately upon any Retained Economics Loan ceasing to be a Retained Economics Loan hereunder, the security interest granted hereby in such Retained Economics Loan shall be automatically terminated and released, without the need for action on the part of any Person. Lender agrees to cooperate as Servicer may request in filing financing statements or other filings or in executing such other termination statements or lien releases as may be necessary or appropriate to reflect any such termination and release of Lender’s security interest in such Retained Economics Loan.

Section 2.07 Improper Loans. If either Lender or Servicer becomes aware of an Improper Loan, it shall provide notice of such Improper Loan to the other Party, and Servicer shall either, in its discretion, (a) cure the circumstance causing the applicable Loan to be an Improper Loan within 30 days of such notice or (b) shall purchase (or cause its designee to purchase) from Lender such Improper Loan by paying Lender an amount equal to the Outstanding Balance of such Improper Loan (except to the extent that Lender previously has been paid for the Outstanding Balance of such Improper Loan pursuant to the Servicing Agreement), and in connection therewith Lender shall assign its entire right, title and interest in such Improper Loan to Servicer (or its designee) and the servicing of such Improper Loan shall be released from the servicing under the Servicing Agreement; provided, however, Lender’s obligation to sell an Improper Loan to Servicer’s designee pursuant to this Section 2.07 shall be subject to Lender’s compliance with any applicable legal or regulatory requirements in respect of such proposed designee (including, without limitation, any applicable “know your customer” and similar requirements). Notwithstanding the foregoing, if Servicer does not possess the licenses necessary to own such Improper Loan and such Improper Loan and Lender’s ownership thereof does not violate applicable Law, then Lender instead shall grant solely to Servicer (and not its designee) an Economic Participation in such Improper Loan in exchange for Servicer paying Lender an amount equal to the Outstanding Balance of such Improper Loan (except to the extent that Lender previously has been paid for the Outstanding Balance of such Improper Loan pursuant to the Economics Agreement), and if Servicer later obtains the licenses necessary to own such Improper Loan then Lender shall, upon Servicer’s request, transfer Lender’s legal title to such Improper Loan to Servicer and the servicing of such Improper Loan shall be released from the servicing under the Servicing Agreement.

Section 2.08 Exclusive Program. Lender agrees that neither it nor its Affiliates will provide consumer financing for goods or services offered by a Program Merchant that is a party to a Program Agreement or its Sponsor other than pursuant to this Origination Agreement [*****].

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Section 2.09 Non-Exclusivity. Lender understands and agrees that the customer relationships with the Borrowers established as a result of Lender’s participation in the GreenSky® Program are non-exclusive to Lender, and, during and after the Term, Lender and

Servicer shall have the right to market other products and services to Borrowers based upon information obtained with respect to a Loan, or the Borrower’s application for a Loan, (collectively, “Loan Information”) subject to compliance with applicable Law (including, without limitation, the Gramm-Leach-Bliley Act (Regulation P) to the extent applicable) and any limitations imposed by any Program Agreement. Lender will share such information with Servicer for such purposes based on the written authorization of Borrower to Lender to share such information. Lender shall reasonably cooperate and collaborate with Servicer on processes to comply with legal and regulatory matters related to such marketing and promotional activities.

Section 2.10 Information Sharing.

(a)Notwithstanding any provision to the contrary in this Origination Agreement, Lender agrees to share Borrower information with Program Merchants, Sponsors and other federally-insured and federal- or state-chartered financial institutions participating in the GreenSky® Program and actual and potential Purchasers (and any agent or representative of any of the foregoing) as permitted by the Gramm-Leach-Bliley Act, including, but not limited to, for the purpose of (i) effecting, administering, collecting and enforcing a Loan or other transaction requested or authorized by such Borrower, (ii) protecting against or preventing actual or potential fraud, unauthorized transactions, claims or other liability, or (iii) sharing such information with persons holding a legal or beneficial interest relating to such Borrower. To facilitate such information sharing, Lender directs Servicer, as its agent and subject to oversight and control by Lender, to share such information with such third parties for the purposes described in this Section 2.10.

(b)Notwithstanding any provision to the contrary in this Origination Agreement, Lender agrees to share Borrower consumer reports with Purchasers as permitted by the Fair Credit Reporting Act, including (i) before the sale of any Loan or Economic Participation for the purpose of sharing such information incident to the transfer of all or a portion of the underlying Loan or Economic Participation for the purpose of evaluating the potential transaction to consummate the sale or (ii) after the sale of any Loan or Economic Participation to Purchasers acting on behalf of future successors in interest for the purpose of sharing such information incident to the transfer of all or a portion of the underlying Loan or Economic Participation for the purpose of evaluating the potential transaction to consummate the sale.

Section 2.11 Agency. Notwithstanding anything to the contrary in this Origination Agreement or any other agreement between the Parties, Lender appoints Servicer as Lender’s agent for purposes of providing the services contemplated by this Origination Agreement. If Servicer receives funds in connection with the Loans, it will receive such funds in trust on behalf of and as agent of Lender. Servicer agrees that it will hold such funds in trust on behalf of and solely as agent of Lender, and Servicer disclaims any right, title, or interest in such funds (except to the extent that Servicer has any economic rights to such funds pursuant to this Origination Agreement, the Servicing Agreement, or the Economics Agreement). Lender agrees that, as between Lender and the Borrower who remits funds to Servicer (or the person on whose behalf
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such funds are remitted), Lender will consider itself to have received such funds as of receipt by Servicer pursuant to the Servicing Agreement, to the same extent as if Lender had received such funds directly. To the extent that such funds are remitted to Servicer for the purpose of discharging an obligation to Lender, Lender acknowledges that receipt of such funds by Servicer will discharge this obligation to the same extent as if Lender had received such funds directly. Lender acknowledges that funds delivered by a Borrower to Servicer in respect of a Loan as contemplated by this Origination Agreement are paid to Lender for the purpose of satisfying a preexisting obligation of the Borrower to Lender in respect of such Loan. Notwithstanding the foregoing or any other provision of this Agreement in respect of Collections (as defined in the Servicing Agreement) relating to Participated Loans, Lender agrees that a Servicing Supplement may direct such Collections to an account designated by the applicable holder of the Economic Participation in such Participated Loan (or any financing counterparty of any such holder).

Section 2.12 Various Agreements Relating to the Loans. Lender acknowledges that one or more Persons (which may include Servicer) may desire to purchase Loans or Economic Participations from time to time and, in furtherance thereof, Lender desires to have Servicer, on behalf of Lender, provide certain clerical, ministerial, and administrative services in connection therewith to facilitate such purchases in accordance with any applicable Transfer Agreement.
Accordingly, Lender and Servicer agree as follows:

(a)Loans are Retained Economics Loans until becoming a Participated Loan or a Sold Loan. Any Loan funded hereunder shall be deemed a Retained Economics Loan for all purposes until the date (if any) upon which such Loan becomes a Participated Loan or a Sold Loan in accordance with this Origination Agreement.

(b)Participated Loans.

(i)On any date after the Required Holding Period has expired for a Loan, such Loan may be designated to become a “Participated Loan” hereunder upon the delivery by Servicer (on behalf of a Purchaser) to Lender of a Loan Designation Notice, which Loan Designation Notice shall designate (A) the identity of the Purchaser of the Economic Participation in such Loan, (B) the Loan regarding which an Economic Participation will be sold to such Purchaser, (C) the proposed Sale Date for such Economic Participation, (D) the proposed Cutoff Date for such proposed sale, and (E) the approximate Purchase Price for such proposed sale. Except as set forth in Section 2.12(b)(ii) below, any such Loan Designation Notice shall be delivered to Lender not less than one (1) Business Day prior to the proposed Sale Date.

(ii)If the proposed Purchaser set forth in any Loan Designation Notice described in Section 2.12(b)(i) (or any other proposed Purchaser regarding whom Servicer has notified Lender in writing, whether or not a Loan Designation Notice has yet been delivered in respect of such proposed Purchaser) is not a Person with whom Lender has already entered into a Participation Sale Agreement, then, subject to Lender’s compliance with any applicable legal or regulatory requirements in respect of such proposed Purchaser (including, without limitation, any applicable “know your customer” and similar requirements), Lender will enter into a Participation Sale Agreement with such proposed Purchaser within fifteen (15) days of the date Lender has received satisfactory
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documentation necessary to comply with the applicable legal or regulatory requirements for such proposed Purchaser following the receipt of such Loan Designation Notice.

(iii)With respect to any Loan designated to become a Participated Loan in accordance with Section 2.12(b)(i), subject to Lender’s receipt of the Purchase Price for such Loan on or prior to the Sale Date for such Loan and subject to satisfaction of the Purchase Price Condition (as defined in the Economics Agreement), Lender shall on the Sale Date listed in the applicable Loan Designation Notice (or such other date as shall be agreed to by the applicable Purchaser, Lender and Servicer), sell to the Purchaser listed in such Loan Designation Notice an Economic Participation in such Loan pursuant to a Participation Sale Agreement.

(iv)To the extent that there are outstanding obligations to fund additional loan proceeds and/or future advances with respect to any Loan designated to become a Participated Loan, then, notwithstanding the sale of the Economic Participation in the Loan to a Purchaser, Lender hereby agrees to fund, in accordance with this Origination Agreement, any such amounts as and to the extent drawn down by the applicable borrower (each, a “Future Advance”), and the Purchaser shall agree in the Participation Sale Agreement to purchase the Economic Participation relating to each Future Advance funded by Lender for the applicable Purchase Price in respect of such Future Advance by paying such amount to Lender within five (5) Business Days of funding. As set forth in the Participation Sale Agreement, upon the Purchaser’s payment of such amount to Lender, and without further action or agreement between the parties, Lender shall thereby sell to the Purchaser the Economic Participation in such Future Advance.

(v)Other than in respect of the Economic Participations sold in respect thereof as set forth in Section 2.12(c) or except as expressly provided in Section 7.05, Lender will continue to hold title to, and will continue to be the lender of record for, each Participated Loan and it will not transfer, sell, assign or in any way encumber any Participated Loan (except pursuant to the Participation Sale Agreement). Lender intends that each sale of an Economic Participation under a Participation Sale Agreement constitutes a “participation” within the meaning of the Federal Deposit Insurance Corporation’s Safe Harbor Rule for Participations, 12 C.F.R. § 360.6, in effect from time to time. Lender intends that each transfer of an Economic Participation under a Participation Sale Agreement will satisfy the conditions for sale accounting treatment under generally accepted accounting principles and Lender agrees to make entries on its books and records to clearly indicate such sale accounting treatment for each transfer of an Economic Participation under a Participation Sale Agreement to each Purchaser as of each applicable Sale Date.

(vi)In respect of any Economic Participation sold hereunder or granted pursuant to Section 2.07 of the Servicing Agreement, Lender shall maintain a register (the “Participant Register”) on which it will enter the name and address of the Purchaser or holder of such Economic Participation, the Participated Loan regarding which such Economic Participation was sold, and the Outstanding Balance (and stated interest) of the
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Participated Loan underlying such Economic Participation. Lender hereby appoints Servicer as its non-fiduciary agent for purposes of maintaining the Participant Register, and Servicer hereby accepts such appointment. The Participant Register shall be available for inspection by Lender upon reasonable request.

(c)Elevation; Sold Loans.

(i)On any date after the Required Holding Period has expired for a Loan, such Loan may be designated to become a “Sold Loan” hereunder upon the delivery by Servicer (on behalf of a Purchaser) to Lender of a Loan Designation Notice, which Loan Designation Notice shall designate (A) the identity of the Purchaser of such Loan, (B) the Loan which will be sold to such Purchaser, (C) the proposed Sale Date for such Loan, (D) the proposed Cutoff Date for such proposed sale, and (E) the approximate Purchase Price for such proposed sale. Except as set forth in Section 2.12(c)(iii), any such Loan Designation Notice shall be delivered to Lender not less than one (1) Business Day prior to the proposed Sale Date. Notwithstanding the foregoing, any Loan Designation Notice purporting to designate any Participated Loan as a “Sold Loan” hereunder shall not be valid unless it is countersigned by the applicable Purchaser (as set forth in the Participant Register) of the Economic Participation in such Participated Loan. In connection with any sale of a Loan under this Section 2.12(c)(i), the servicing rights for each Loan sold in such sale shall be automatically sold and transferred by Lender to Servicer (or any designee of Servicer so designated as such in writing to Lender).

(ii)Further, upon the occurrence of a Servicer Default, any Participated Loan may be designated by the applicable Purchaser (as set forth in the Participant Register) of the Economic Participations therein to become a “Sold Loan” hereunder upon the delivery by such Purchaser to Lender (with a copy to the Servicer) of a Loan Designation Notice, which Loan Designation Notice shall designate (A) the identity of the Purchaser of such Loan, (B) the Loan which will be sold to such Purchaser, (C) the proposed Sale Date for such Loan, (D) the proposed Cutoff Date for such proposed sale, and (E) the approximate Purchase Price for such proposed sale. Except as set forth in Section 2.12(c)(iii), any such Loan Designation Notice shall be delivered to Lender not less than one (1) Business Day prior to the proposed Sale Date. Any sale of a Loan under this Section 2.12(c)(ii) shall be on a servicing-released basis.

(iii)If the proposed Purchaser set forth in any Loan Designation Notice described in Sections 2.12(c)(i) or (ii) above (or any other proposed Purchaser regarding whom Servicer has notified Lender in writing, whether or not a Loan Designation Notice has yet been delivered in respect of such proposed Purchaser) is not a Person with whom Lender has already entered into a Loan Sale Agreement, then Lender agrees, subject to Lender’s compliance with any applicable legal or regulatory requirements in respect of such Purchaser (including, without limitation, any applicable “know your customer” and similar requirements), to enter into a Loan Sale Agreement with such proposed Purchaser within fifteen (15) days of the date Lender has received satisfactory documentation necessary to comply with the applicable legal or regulatory requirements for such proposed Purchaser following the receipt of such Loan Designation Notice.
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(iv)With respect to any Loan designated for sale in accordance with Section 2.12(c)(i) or (ii), subject to Lender’s receipt of the Purchase Price for such Loan on or prior to the Sale Date for such Loan and subject to satisfaction of the Purchase Price Condition (as defined in the Economics Agreement), Lender shall on the Sale Date listed in the applicable Loan Designation Notice (or such other date as shall be agreed to by the applicable Purchaser, Lender and (other than in respect of a sale made in respect of Section 2.12(c)(ii), Servicer), sell such Loan to the Purchaser listed in such Loan Designation Notice.

(v)To the extent that there are outstanding obligations to fund additional loan proceeds and/or future advances with respect to any Loan designated to become a Sold Loan, then the Purchaser shall agree in the Loan Sale Agreement to assume all obligations to fund all such amounts as and to the extent drawn down by the applicable borrower.

(d)Lender hereby acknowledges each Purchaser’s right to transfer and/or collaterally assign or otherwise pledge its rights and interests in an Economic Participation. Lender agrees to cooperate with Servicer and each applicable Purchaser regarding the sale of Economic Participations to and by such Purchaser, including: (i) considering a reasonable multi-party or similar agreement with Servicer and Purchaser and, if applicable, Purchaser’s source of financing (and requesting any required consents or approvals); and (ii) confirming upon request any Purchaser’s assignment of its rights under this Origination Agreement as such rights relate to any Economic Participations or any Loans underlying such Economic Participations, in any such case in connection with an asset sale, financing or securitization transaction; provided, however, that Lender shall be reimbursed by Purchaser for the reasonable and documented out-of-pocket expenses incurred by Lender in connection with Lender’s cooperation for such asset sale, financing or securitization transaction.

(e)In respect of any Acquired Loan, automatically upon any Acquired Loan ceasing to be a Retained Economics Loan hereunder, Lender shall be deemed to assign to the applicable Purchaser all repurchase and related rights relating to such Acquired Loan that Lender has against the seller of the Acquired Loan.

(f)Each Purchaser shall be an express third-party beneficiary of this Section 2.12, with the power to enforce its rights hereunder as if such Purchaser were a direct party to this Origination Agreement.

ARTICLE III
DAMAGES

Section 3.01 Servicer’s Damages. In the event of a Default by Lender of this Origination Agreement, Lender shall be liable for all of Servicer’s damages under applicable law, except to extent such damages are attributable to a Default by Servicer of any Origination Papers, and for the sake of clarity, such Servicer damages shall include, but not be limited to, the Performance Fee and Servicing Fee due pursuant to the Economics Agreement.

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Section 3.02 Lender’s Damages. In the event of a Default by Servicer of this Origination Agreement, Servicer shall be liable for all of Lender’s damages under applicable
Law, except to extent such damages are attributable to a Default by Lender of any Origination Papers, and for the sake of clarity, such Lender damages shall include, but not be limited to, any fines or penalties imposed on Lender by any Governmental Authority.

Section 3.03. Types of Damages. Except as expressly provided in Sections 3.01 and 3.02, and except in the case of acts or omissions that constitute fraud or gross negligence, in no event shall either Servicer or Lender, or any of their respective officers, directors, employees, agents or Affiliates, be liable for any indirect, incidental, special, punitive, exemplary or consequential damages of any type whatsoever, including without limitation lost profits (even if advised of the possibility thereof) arising in any way from the transactions contemplated hereunder. The foregoing limitation shall not limit any liabilities, obligations or recoveries pursuant to Section 7.13 of the Servicing Agreement or of the obligation of the Servicer to purchase Loans pursuant to Section 2.07 hereof.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of Servicer Relating to Servicer.

(a)Representations and Warranties of Servicer Relating to Servicer. As of the date hereof and as of each Settlement Date, Servicer hereby represents and warrants to, and agrees with, Lender that:

(i)Organization. Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and Servicer is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. Servicer shall be entitled, however, to convert into a Georgia or Delaware corporation. The Servicer shall give the Lender thirty days prior notice of any such conversion.

(ii)Capacity; Authority; Validity. Servicer has all necessary company power and authority to enter into this Origination Agreement and to perform all of the obligations to be performed by it under this Origination Agreement. This Origination Agreement and the other Origination Papers and the consummation by Servicer of the transactions and agreements contemplated hereby and by the other Origination Papers have been duly and validly authorized by all necessary company action on the part of Servicer, and this Origination Agreement and the other Origination Papers have been duly executed and delivered by Servicer and constitute the valid and binding obligation of Servicer and are enforceable against Servicer in accordance with their terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

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(iii)Conflicts; Defaults. Neither the execution and delivery of this Origination Agreement or the other Origination Papers by Servicer nor the consummation of the transactions contemplated by this Origination Agreement and the other Origination Papers by Servicer will
(A) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any contract, instrument or commitment to which Servicer is a party or by which Servicer is bound, including without limitation, any Program Agreement, (B) violate the articles of organization or the operating agreement of Servicer, (C) result in the creation of any lien, charge or encumbrance upon any of the Loans (except pursuant to the terms hereof), (D) require the consent or approval under any judgment, order, writ, decree, permit or license to which Servicer is a party or by which it is bound, or (E) require the consent or approval of any other party to any contract, instrument or commitment to which Servicer is a party or by which it is bound. Servicer is not subject to any agreement with any regulatory authority which would prevent the consummation by Servicer of the transactions contemplated by this Origination Agreement and the other Origination Papers.

(iv)Litigation. There is no claim, or any litigation, proceeding, arbitration, investigation or controversy pending, to which Servicer is a party, and by which it is bound, which adversely affects in a material respect Servicer’s ability to consummate the transactions or obligations contemplated by this Origination Agreement or the other Origination Papers to which it is a party, or which questions the validity or enforceability of any of the Origination Papers to which it is a party or any action to be taken in connection with the transactions contemplated by the Origination Papers to which it is a party, and, To the Best of Servicer’s Knowledge, no claim, litigation, proceeding, arbitration, investigation or controversy has been threatened or is contemplated and no facts exist which would provide a basis for any such claim, litigation, proceeding, arbitration, investigation or controversy.

(v)No Consent; Etc. No consent of any Person (including without limitation any member or creditor of Servicer) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any Governmental Authority is required (other than those previously obtained and delivered to Lender and other than the filing of financing statements in connection with the transactions hereunder) in connection with the execution or delivery of this Origination Agreement or the other Origination Papers by Servicer, the validity of this Origination Agreement or the other Origination Papers with respect to Servicer, the enforceability of this Origination Agreement or the other Origination Papers against Servicer, the consummation by Servicer of the transactions contemplated hereby or by the other Origination Papers, or the performance by Servicer of its obligations hereunder and under the other Origination Papers.

(vi)No Material Adverse Effect. No event has occurred and is existing which would result in a Material Adverse Effect.

(vii)Compliance with Law. Servicer has complied in all material respects with all applicable Laws, Orders, Permits, judgments, injunctions, decrees or awards to which it is subject and that relate in any way to this Origination Agreement, the other Origination Papers or the performance by Servicer of its obligations hereunder or thereunder. Servicer has in effect and will have in effect all material Permits (it being agreed that any Permit required for the performance by Servicer of its obligations under this Origination Agreement or the other
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Origination Papers that is necessary for a Loan to be validly made and enforceable shall be deemed material) necessary for it to own, lease or operate its Assets, to carry on its business as now conducted and as contemplated hereby, to perform its obligations under this Origination Agreement and the other Origination Papers and to administer, collect and service the Loans under the Origination Papers, and such Permits are in full force and effect, and there has occurred no Default under any such Permit. Servicer is not:

(A)in Default under any of the provision of its operating agreement in any material respect that would result in a Material Adverse Effect;

(B)in Default under any Laws, Orders or Permits applicable to its business or employees conducting its businesses that would result in a Material Adverse Effect; or

(C)in receipt of any notification or communication from any Governmental Authority or the staff thereof (i) asserting that Servicer is not in material compliance with any of the Laws, Orders or Permits which such Governmental Authority enforces, (ii) threatening to revoke, cancel or terminate any material Permits (it being agreed that any Permit required for the performance by Servicer of its obligations under this Origination Agreement or the other Origination Papers that is necessary for a Loan to be validly made and enforceable shall be deemed material) or (iii) requiring Servicer to enter into or consent to the issuance of a cease and desist order, consent order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its respective business or in any manner relates to capital adequacy, credit or reserve policies or management in any material respect that would cause a Material Adverse Effect.

(b)Notice of Breach. Upon discovery by either Servicer or Lender of a breach of any of the representations and warranties set forth in this Section 4.01, the Party discovering such breach shall give written notice to the other Party within three (3) Business Days following such discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice.

Section 4.02 Representations and Warranties of Servicer Relating to the Origination Agreement and the Loans.

(a)Representations and Warranties. As of the date hereof and as of each Settlement Date, Servicer hereby represents and warrants to, and agrees with, Lender that:

(i)Enforceability. Each Program Agreement shall constitute a legal, valid and binding obligation of the Servicer enforceable against such applicable Person in accordance with its terms, except as such enforceability may be limited by applicable conservatorship, receivership, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity.

(ii)No Defaults. There are no existing Defaults by Servicer under this Origination Agreement, the Servicing Agreement or the Program Agreements under which the Loans are originated.
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(iii)Ownership. Except as otherwise provided herein, upon the funding of a Loan by Lender, Lender shall have full right, title and interest in each such Loan free and clear of all Liens or other encumbrances other than those imposed as a result of Lender’s own actions.

(iv)Compliance with Law. In originating and servicing the Loans, Servicer has complied with and will comply with, in all material respects, (and has provided training to its applicable personnel regarding compliance with), and each such Loan complies in all material respects with, all Laws, rules or regulations applicable thereto, including, without limitation, all federal and state laws, rules, regulations related to truth-in-lending, fair credit billing, fair credit reporting, usury, equal credit opportunity, fair credit collection practices and privacy, unfair, deceptive, abusive act or practice, and all other consumer protection Laws and the Bank Secrecy Act, USA PATRIOT Act (including Customer Identification Program (CIP)) requirements and suspicious activity reporting, and OFAC verification (including all rules and regulations now or hereafter promulgated by the Federal Reserve Bank, the Consumer Financial Protection Bureau, the Federal Deposit Insurance Corporation or any other Governmental Authority, in each case, whether or not having the force of law) (such Laws relating to or regulating consumer loans and finance sometimes referred to herein as “Consumer Lending Laws”), each as applicable. The Loans were originated, made, and are at all times being serviced substantially in accordance with those customary origination, servicing and collection practices of prudent lending institutions that originate, make, and/or service loans of the same type as the Loans and in any event in accordance in all material respects with all applicable Laws (including all Consumer Lending Laws).

(v)Consents. All material authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Servicer in connection with the origination of Loans as contemplated by Section 2.01(a) have been duly obtained, effected or given and are in full force and effect (it being agreed that any such authorization, consent, order or approval of or registration or declaration with any Governmental Authority required for the performance by Servicer of its obligations under this Origination Agreement or the other Origination Papers that is necessary for a Loan to be validly made and enforceable shall be deemed material).

(vi)Accuracy of Information. Assuming the accuracy of the information provided by Borrowers, all information and documentation relating to the Loans submitted to Lender by Servicer pursuant to this Origination Agreement and the Servicing Agreement is true and correct in all material respects and in all material respects accurately reflects the status of each Loan including, but not limited to, the Outstanding Balance thereof, the interest rate thereon, the payment and collection history, identity of all Borrowers, and the performance of the Loan (including whether the Loan is then past due). At the time of approval, all information regarding a given Borrower shall be true and correct in all material respects (although Servicer makes no representation with respect to stated income), and the Servicer has conducted the diligence and inquiries regarding each Borrower in accordance with its “Compliance Management System” (a copy of which was provided to Lender prior to the date hereof) and its supporting policies and procedures and will not alter such diligence or inquiries except as would be consistent with what a prudent lending institution that originates, makes or services loans of the same type would do.

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(vii)Investigation. Servicer has reviewed all of the documents contained in the loan files and has made customary inquiries to confirm the accuracy of the representations set forth therein.

(viii)Compliance with Underwriting Criteria and Credit Policy. Each Borrower, and each Loan made to each Borrower, complies with the Underwriting Criteria and Credit Policy.

(ix)Anti-Money Laundering. In originating the Loans, Servicer and any third parties involved in the origination of the Loans have complied with all applicable anti-money laundering laws, including without limitation the USA Patriot Act of 2001, as amended, and any similar applicable Laws (collectively, the “Anti-Money Laundering Laws”); Servicer and any third parties involved in the origination of the Loans have established anti-money laundering compliance programs as required by the Anti-Money Laundering Laws and have conducted the requisite due diligence in connection with the origination of the Loans for purposes of the Anti-Money Laundering Laws; and Servicer maintains, and will maintain, sufficient information to evidence such actions and identify the applicable Borrowers for purpose of the Anti-Money Laundering Laws. Servicer shall ensure that each Borrower is not on any list maintained by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC list”) of prohibited persons, entities, or prohibited or restricted jurisdictions. Upon request, Servicer shall provide documents and information requested by Lender demonstrating Servicer’s compliance with the referenced laws and regulations including, but not limited to, customer information that was required to be collected during the loan origination process. The audit rights permitted to Lender under this Origination Agreement shall include the right of Lender to review the Servicer’s anti-money laundering compliance program.

(x)Reasonable Steps. With respect to each individual assigned by Servicer to perform services for Lender, including originating and Servicing the Loans, Servicer has taken all commercially reasonable steps: (a) to ensure that such individual has not been convicted of any felony or aggravated misdemeanor and has not been banned from the business of banking;
(b) to verify that such individual, if performing services in the United States, is eligible to work in the United States in accordance with all applicable laws; and (c) to ensure that such individual is not on any OFAC list. Servicer has taken all commercially reasonable steps to ensure that no entity to which Servicer subcontracts any work under this Origination Agreement or the Servicing Agreement is on the OFAC list. Neither Servicer, nor any of its owners (including without limitation its shareholders, partners and members, as applicable) are on the OFAC list.

(xi)Acceptable Investment. To the Best of Servicer’s Knowledge as of the funding date of any Loan, there are no circumstances or conditions with respect to such Loan or the applicable Borrower that can reasonably be expected to cause private institutional investors to regard such Loan as an unacceptable investment, cause such Loan to become delinquent or adversely affect the value or marketability of such Loan.

(xii)Documentation/Due Execution. Each loan file for each Loan (which may be electronic) contains the credit agreement, all underwriting documents, all collection notes, and

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all formal correspondence and notices, and shall otherwise contain all such information and documentation as required under applicable Laws for the Lender to fund and maintain a given Loan made hereunder. In addition to the loan files, Servicer will maintain proof of the delivery and content of any required disclosures under applicable Law for a Loan. Such loan files and proof of the delivery and content of required disclosures shall be maintained by the Servicer in a manner consistent with these practices of a prudent lending institution. The credit agreement and all other instruments evidencing any Loan have been duly executed by the applicable Borrower with respect thereto.

(b)Notice of Breach. Upon discovery by either Servicer or Lender of a breach of any of the representations and warranties set forth in this Section 4.02, the Party discovering such breach shall give written notice to the other Party within three (3) Business Days following such discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice.

(c)Limited Remedy in Certain Circumstances. The Lender shall have as its sole remedy for an unintentional breach of the representation set forth in the second sentence of clause (vi), clause (viii) or the third sentence of clause (xii) the right to require the Servicer to purchase the applicable Loan(s) (or an Economic Participation therein) giving rise to such misrepresentation pursuant to Section 2.07 hereof.

Section 4.03 Representations and Warranties of Lender.

(a)Representations and Warranties of Lender. As of the date hereof and as of each Settlement Date, Lender hereby represents and warrants to, and agrees with, Servicer that:

(i)Organization. Lender is a state bank duly organized, validly existing and in good standing under the laws of the State of Georgia and Lender is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on (a) the business, operations, assets or financial condition of Lender, or (b) the ability of the Lender to perform its obligations under this Origination Agreement, the Servicing Agreement or the Economics Agreement; provided, however, that the Lender may from time to time re-incorporate or re-charter under any other U.S. or state banking Law.

(ii)Capacity; Authority; Validity. Lender has all necessary power and authority to enter into this Origination Agreement and to perform all of the obligations to be performed by it under this Origination Agreement. This Origination Agreement and the other Origination Papers and the consummation by Lender of the transactions contemplated hereby and by the other Origination Papers have been duly and validly authorized by all necessary action on the part of Lender, and this Origination Agreement and the other Origination Papers have been duly executed and delivered by Lender and constitute the valid and binding obligation of Lender and are enforceable against Lender in accordance with their terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

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(iii)Conflicts; Defaults. Neither the execution and delivery of this Origination Agreement or the other Origination Papers by Lender nor the consummation of the transactions contemplated by this Origination Agreement and the other Origination Papers by Lender, will
(A) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of any contract, instrument or commitment to which Lender is a party or by which it is bound, (B) violate the certificate of incorporation or bylaws, or other equivalent organizational document of Lender, (C) require any consent or approval under any judgment, order, writ, decree, permit or license to which Lender is a party or by which it is bound, or
(D) require the consent or approval of any other party to any contract, instrument or commitment to which Lender is a party or by which it is bound. Lender is not subject to any agreement with any regulatory authority which would prevent the consummation by Lender of the transactions contemplated by this Origination Agreement and the other Origination Papers.

(iv)Litigation. There is no claim, or any litigation, proceeding, arbitration, investigation or controversy pending, to which Lender is a party and by which it is bound, which adversely affects in a material respect Lender’s ability to consummate the transactions contemplated by this Origination Agreement or the other Origination Papers to which it is a party, or which questions the validity or enforceability of any of the Origination Papers to which it is a party or any action to be taken in connection with the transactions contemplated by the Origination Papers to which it is a party, and, To the Best of Lender’s Knowledge, no such claim, litigation, proceeding, arbitration, investigation or controversy has been threatened or is contemplated and no facts exist which would provide a basis for any such claim, litigation, proceeding, arbitration, investigation or controversy.

(v)No Consent, Etc. No consent of any Person (including without limitation any stockholder or creditor of Lender) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any Governmental Authority is required (other than those previously obtained and delivered to Servicer and other than the filing of financing statements in connection with the transfer of the Loans) in connection with the execution or delivery of this Origination Agreement or the other Origination Papers by Lender, the validity of this Origination Agreement or the other Origination Papers with respect to Lender, the enforceability of this Origination Agreement or the other Origination Papers against Lender, the consummation by Lender of the transactions contemplated hereby or by the other Origination Papers, or the performance of Lender of its obligations hereunder and under the other Origination Papers.

(vi)Compliance with Laws. The Underwriting Criteria are consistent with Lender’s lending authority under state and federal law, and Lender shall notify Servicer immediately of any change to such lending authority. The Lender (x) is a state bank whose deposits are, as of the date hereof, insured by the Federal Deposit Insurance Corporation and (y) has in effect and will have in effect all material Permits (it being agreed that any Permit required for the performance by Lender of its obligations under this Origination Agreement or the other Origination Papers that is necessary for a Loan to be validly made and enforceable shall be deemed material) necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted and as contemplated hereby and to perform its obligations under this
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Origination Agreement and the other Origination Papers, and such Permits are in full force and effect, except, in each case, where the failure to so obtain or maintain such Permit would not have a material adverse effect on the Lender’s ability to perform its obligations hereunder, and, To the Best of Lender’s Knowledge, there has occurred no Default under any such Permit, and the Lender is not:

(A)in Default under any of the provision of its charter or bylaws, in any material respect that would have a material adverse effect on this Origination Agreement or the Servicing Agreement or the transactions contemplated hereby or thereby;

(B)in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its businesses in any material respect that would cause a material adverse effect on this Origination Agreement or the Servicing Agreement; or

(C)in receipt of any notification or communication from any Governmental Authority or the staff thereof (i) asserting that Lender is not in material compliance with any of the Laws or Orders which such Governmental Authority enforces, (ii) threatening to revoke any material Permits or (iii) requiring Lender to enter into or consent to the issuance of a cease and desist order, consent order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its respective business or in any manner relates to capital adequacy, credit or reserve policies or management in any material respect that would cause a material adverse effect on this Origination Agreement or the Servicing Agreement.

(b) Notice of Breach. Upon discovery by either Servicer or Lender of a breach of any of the representations and warranties set forth in this Section 4.03, the Party discovering such breach shall give written notice to the other Party within three (3) Business Days following such discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice.
ARTICLE V
COVENANTS

Section 5.01 Covenants of Servicer and Lender.

(a)Covenants of Servicer. Servicer hereby covenants and agrees with Lender as follows:

(i)Ownership Interests. Other than as described in Section 2.12, Servicer will not take any action inconsistent with Lender’s ownership of the Loans, or grant, create, incur, assume or suffer to exist any Lien (arising through or under Servicer) on, any Loan, whether now existing or hereafter created, or any interest therein, and Servicer shall not claim any ownership interest in the Loans and shall defend the right, title and interest of Lender in, to and under the Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under Servicer.
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(ii)Notice of Liens. Servicer shall notify Lender promptly after becoming aware of any Lien on any Retained Economics Loan, provided the rights and obligations of the parties under Section 2.12, and related matters, shall not be deemed a Lien for this purpose.

(iii)Official Records. Servicer shall maintain this Origination Agreement and the Servicing Agreement as a part of its official records.

(iv)Compliance Testing. Servicer shall make its facilities and records available to Lender upon reasonable request for quarterly statistical sampling of the Loans, for a review of the loan files of the Loans and for review of such other information and documents as Lender may reasonably request to enable Lender to determine Servicer’s compliance with this Origination Agreement.

(v)[*****].

(vi)Lender Review of Marketing Materials.

(A)Servicer agrees to make the Marketing Materials available to Lender, upon Lender’s reasonable request, for Lender’s review; further, Servicer agrees [*****]. Lender may disclose and publicize its involvement with Servicer and, to the extent permitted by the Program Merchants and Sponsors, the Program Merchants and Sponsors. Where the names of other lenders generally are being utilized, Lender shall have the right to have its name used in connection with Marketing Materials delivered to Program Merchants and Sponsors, so long as such publicity and marketing is not, in the reasonable opinion of the Servicer, inappropriate or otherwise unacceptable or inconsistent with the Servicer’s business plan. Further, and in addition to the foregoing, Lender shall retain full control over the use of Lender’s Marks (as defined below) and, in this connection, the Servicer shall not use any Mark without the prior written consent of the Lender, except that Servicer may use Lender’s name in connection with Loan collection activities on behalf of Lender pursuant to the Servicing Agreement. The Servicer and Lender agree that “in-store” marketing of the GreenSky® Program available to customers of a given Program Merchant shall not include the name or trademarks of the Lender. However, the Servicer shall afford the Lender the opportunity (but not the obligation) to have its name and marks included in any Marketing Materials in which other lenders are identified.

(B)If Servicer will be using any Synovus name, tradename, trademark, logo, slogan, domain name, URL or service mark (collectively, “Marks”):

(I)Lender hereby grants to Servicer a limited, revocable, non-exclusive, fully paid-up and royalty-free license under Lender’s rights in the Marks to use in connection with the Program Agreements and the transactions contemplated thereby.

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(II)Servicer shall use the Marks in a manner so as to uphold the high quality standards presently associated with the Marks and as directed by Lender in writing. In no event may Servicer combine any of Lender’s Marks without the written consent of Lender.

(III)Servicer agrees that: (a) it has no legal or equitable rights to the Mark other than as expressly set forth herein; (b) its sole right to use the Marks is in connection with this Origination Agreement, the Servicing Agreement and the transactions contemplated thereby; and (c) it must cease all use of the Marks upon any termination of either this Origination Agreement and/or the Servicing Agreement except to the extent that Servicer continues to service Loans under the Servicing Agreement and is required by Accepted Servicing Practices (as defined in the Servicing Agreement) to use the Synovus name or tradename in connection with customary servicing practices.

(IV)Servicer acknowledges that all goodwill arising out of its use of the Marks will inure to the sole benefit of Lender.

(C)Without limiting the generality of the foregoing, Servicer shall not grant permission to any website used to advertise or service the Loans and that uses a Mark to be linked or linked from any other website without the prior written approval of Lender or pursuant to a mutually agreed upon approval process for granting such website linkage. In the event that Servicer has knowledge of such prohibited linkage, Servicer shall use commercially reasonable efforts to, as soon as practicable, remove, or cause to be removed, such link. Without limiting the generality of the foregoing, Servicer shall take all reasonable steps as may be necessary to ensure that its Internet advertising shall be displayed only on websites containing material that is not of a prurient, hateful, illegal, discriminatory or offensive nature.

(vii)[*****].

(viii)Compliance Conditions. Servicer agrees to comply with the compliance conditions set forth in Schedule A.

(ix)Performance of Obligations. [*****].

(x)Required Permits. Servicer has all material Permits (it being agreed that any Permit required for the performance by Servicer of its obligations under this Origination Agreement or the other Origination Papers that is necessary for a Loan to be validly made and enforceable shall be deemed material) in each jurisdiction in which such a Permit is required for the performance of its obligations under this Origination Agreement or the other Origination Papers. With respect to any such material Permit, in the event any Governmental Authority provides a written notice, directive or inquiry to Servicer that asserts Servicer is in violation of the requirements for such Permit to perform its obligations under this Origination Agreement or the other Origination Papers in a jurisdiction requiring such Permit, Servicer will promptly respond to such notice, directive or inquiry and, to the extent that such Permit is required by

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applicable Law, take commercially reasonable actions to obtain such Permit by commencing the application process in such jurisdiction within thirty (30) days after confirmation by such Governmental Authority that such Permit is required and expeditiously pursuing such Permit (or otherwise cause loans in such jurisdiction to cease to be allocated to Lender for origination); provided that if Servicer fails to satisfy its obligations under this Section 5.01(a)(x), then Lender, in its discretion, may direct that servicing of the Loans subject to such jurisdiction be transferred to the Backup Servicer and Servicer shall promptly transfer the servicing of the Loans subject to such jurisdiction to the Backup Servicer, until such time that Servicer obtains such Permit.

(xi)Subsidiaries Providing Services. Pursuant to the first paragraph of this Agreement, any direct or indirect wholly-owned subsidiary of GreenSky, LLC may provide or be delegated any duties, obligations or responsibilities of GreenSky, LLC under this Agreement; provided, however, that (i) GreenSky, LLC shall not be released or relieved of any of its duties, obligations or responsibilities under this Agreement or any other Origination Papers, (ii) GreenSky, LLC and any such subsidiary shall be jointly and severally liable for any action or omission of any such subsidiary as if such action or omission were an action or omission of GreenSky, LLC, and (iii) any such subsidiary shall be subject to the audit, review and examination rights of Lender as set forth in this Agreement (including Section 6.03 hereof) and the Servicing Agreement (including Section 2.04 thereof).

(b)Covenants of Lender. In the event Servicer has a reasonable basis to believe that the ability of Lender to comply with its obligations under this Origination Agreement is impaired, Lender will provide Servicer, at the request of Servicer, such information as Servicer may reasonably request to enable Servicer to determine whether the Lender has the continued ability to fund Loans in accordance this Origination Agreement; provided, however, that in any event, the Lender shall not be obligated to deliver any such information constituting material non-public information or deliver any information to the extent the delivery thereof could compromise any attorney-client privilege or that would cause undue expense or burden for the Lender to prepare or obtain.

Section 5.02 Regulatory Inspections. Each Party shall make available its facilities, personnel and records with regard to the matters relating the Loans for examination or audit when requested by a Governmental Authority with jurisdiction over the other Party.

Section 5.03 Technology License. In furtherance of the activities contemplated by this Origination Agreement, Servicer grants Lender a non-exclusive, nontransferable, nonsublicensable, revocable license to use, or for Servicer on Lender’s behalf to use, Servicer’s GreenSky® Program technology platform and the trademarks, logos, program names and other intellectual property rights made available by Servicer to lenders participating in the GreenSky® Program in connection with their participation therein (the “Licensed Technology”) during the term of this Origination Agreement solely for the purposes of, and in connection with, Lender’s participation in the GreenSky® Program. Lender acknowledges and agrees that Servicer will remain the sole and exclusive owner of all right, title and interest in and to the Licensed Technology (including any and all modifications or derivative works thereof) and all intellectual property rights relating thereto, and Lender does not and will not have or acquire any ownership interest in the Licensed Technology (or any modifications or derivative works thereof) or any

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intellectual property rights relating thereto under or in connection with this Origination Agreement.

ARTICLE VI
TERM, TERMINATION AND PURCHASE

Section 6.01 Term. This Origination Agreement shall commence as of the Effective Date and shall continue until the earlier of (a) the third anniversary of the Effective Date, provided that (i) the Parties shall discuss in good faith the extension of such date not less than 180 days prior to the expiration date then in effect, and (ii) such date shall be extended automatically for additional two year periods without further action by the Parties, unless not less than 120 days prior to the expiration date then in effect either party gives the other party written notice of nonrenewal; (b) the termination of the Servicing Agreement in accordance with its terms; or (c) the date this Origination Agreement may otherwise be terminated by a party hereto pursuant to the terms hereof (such period of time, the “Term”).

Section 6.02 Failure to Perform. Each of the following shall constitute a “Performance Termination Event”: (i) Servicer fails to satisfy the Compliance Conditions in a material respect; and/or (ii) Servicer is in Default under this Origination Agreement; and/or (iii) a Servicer Default has occurred and is continuing under the Servicing Agreement and/or (iv) the Servicer makes any material misrepresentations hereunder and/or (v) if the average Performance Threshold for any rolling four-month period is greater than [*****]%. If (x) a Performance Termination Event described in clauses (i), (ii) and/or (iv) occurs and such Performance Termination Event is not cured to the reasonable satisfaction of the Lender within ninety (90) days after Servicer receives notice of such Performance Termination Event, or (y) in the event a Performance Termination Event described in clause (iii) or clause (v) occurs, this Origination Agreement may, at the Lender’s sole option, upon thirty (30) days’ notice (which may run concurrently with the applicable cure period, if any), be terminated, although Lender shall continue to be obligated to
(i) fund all approved but not fully funded Retained Loans and Participated Loans that conform to the Credit Policy as of the day prior to the termination date set forth in the notice of the Performance Termination Event until such time as all such Loans have been fully funded and
(ii) pay Servicer amounts due pursuant to the Economics Agreement in accordance with its terms. In addition to its termination rights, upon the occurrence of a Performance Termination Event, the Lender may (x) unilaterally amend or modify the Credit Policy and Underwriting Criteria, (y) require the Servicer to purchase one or more Retained Economics Loans pursuant to Section 2.07 hereof if so required therein and/or (z) may otherwise pursue any remedies at law or in equity under all applicable Laws. Notwithstanding the foregoing, in the event that the Lender Servicing Representative (as defined in Schedule 8.4 hereof) obtains actual knowledge that a Performance Termination Event has occurred and the Lender has not notified the Servicer that it elects to terminate this Origination Agreement by reason of the occurrence of such Performance Termination Event (or that it intends to terminate this Origination Agreement if such Performance Termination Event is not cured to the satisfaction of the Lender) within ninety (90) days after the obtaining of such actual knowledge, such Performance Termination Event (but not subsequent Performance Termination Events (even if similar)) shall be deemed waived (unless the parties hereto, in writing or by conduct, have extended the applicable cure period (if any) for such Performance Termination Event or such ninety (90) day cure period).

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Section 6.03 Audit/Oversight/Termination for Non-compliance. Servicer agrees to make available its facilities, personnel and records when reasonably requested by Lender (or at any time requested by Lender’s regulators or examiners) at a time to be reasonably agreed to by Servicer, Lender or Lender’s auditors or examiners as appropriate, to enable Lender or its auditors, regulators and examiners to audit Servicer’s internal audit and compliance procedures with respect to Servicer’s: (i) accounting, (ii) information technology and data systems, (iii) data security, (iv) insurance, (v) overall operations, processes and procedures, (vi) loan origination and loan servicing and collection areas, policies and procedures, (vii) compliance with its confidentiality obligations, (viii) use of subservicers and other subcontractors and the monitoring thereof, (ix) new or revised policies, processes, information technology and management of information systems of the Servicer, (x) reputational and conflict-of-interest issues, if any,
(xi) Servicer’s process for adjusting to its policies, procedures, and controls in response to changing threats, vulnerabilities, and material breaches or incidents, (xii) compliance with legal and regulatory requirements of all applicable Laws and Consumer Lending Laws and changes and developments with respect thereto and Servicer’s positions regarding regulatory compliance which shall include: (a) providing copies of any related reports or materials, (b) policies and procedures specific to regulatory, compliance, and operational processes set forth in this Origination Agreement, (c) training materials (e.g. web-based, quick reference, FAQs, syllabuses, calendars, course assignments, training frequency, etc.) related to specific Laws and Consumer Lending Laws including without limitation training of new hires, ongoing training, training of contractors and third-parties, and (d) reporting of customer complaints and sufficient detail of each complaint, (xiii) financial condition, and (xiv) the volume, nature, and trends of any complaints by consumers that indicate Servicer might have compliance or risk management issues and the ability to remediate those issues. Such audits may be remote or on-site. Once each calendar quarter (or more frequently if Servicer is in Default or a Performance Termination Event has previously occurred and is continuing or as requested by Lender’s regulators or examiners), at a time to be reasonably agreed to by Servicer and Lender, Lender or its auditors, regulators and examiners shall be entitled to conduct such audits. The Parties will reasonably determine the extent and methodology of the testing or the nature of such audit, subject to the approval of Lender, such approval not to be unreasonably withheld. Further, Servicer shall conduct such self-testing and monitoring, and arrange for such internal audits, as necessary and appropriate to ensure compliance with all requirements of this Origination Agreement and the Servicing Agreement and the development and establishment of contingency planning and obligations applicable to Servicer’s personnel and contractors and Laws (including Consumer Lending Laws). Servicer agrees to correct any material deficiencies noted during these audits (as reasonably determined by Lender) within thirty (30) days of such notice (or within ninety (90) days in the event that Servicer promptly undertakes and continues to actively pursue corrective action within 30 days). Should Servicer not correct any such material deficiencies within such time period (“Noncompliance Event”), Lender is permitted to terminate this Origination Agreement upon ten (10) days’ notice and otherwise exercise remedies as if the Noncompliance Event constituted a Performance Termination Event. If an audit by Lender or any of its auditors, regulators, or examiners, or audit provided to Lender by Servicer reveals any issues or concerns regarding security, systems, confidentiality or compliance with applicable Law (including Consumer Lending Law), or if Lender becomes aware of any issues or concerns regarding security, systems, confidentiality or compliance with applicable Law (including Consumer

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Lending Law) with respect to any other lender of Servicer, Lender may conduct additional audits and testing as reasonably necessary until such issues or concerns are resolved to Lender’s reasonable satisfaction. Upon Lender's reasonable request, Servicer shall assist and cooperate with Lender, in conducting and/or responding to any audit or audit request, including assisting in Lender's attempts to obtain certifications or other confirmations, including industry, professional, regulatory or other standards, regulatory or self-regulatory organizations and standard-setting bodies. Lender’s failure to exercise its right to audit Servicer pursuant to this Section shall not act as a waiver of any of this rights or remedies under this Origination Agreement.
Notwithstanding the foregoing, Lender shall continue to be obligated to (i) fund all approved but not fully funded Retained Loans and Participated Loans that conform to the Credit Policy that have been approved as of the day prior to the termination date set forth in the notice of the Noncompliance Event until such time as all such Loans have been fully funded and (ii) pay Servicer amounts due pursuant to the Economics Agreement in accordance with its terms.

Section 6.04 Dissolution Termination. If Servicer voluntarily goes into liquidation or consents to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer, or Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making or suspension, a “Dissolution Event”), Lender shall have the right, at Lender’s sole option upon the date of any such Dissolution Event, to terminate this Origination Agreement and/or appoint a Successor Servicer by written notice to Servicer, and, thereupon, Lender shall have no further duties or obligations to fund Loans. Servicer shall promptly give notice to Lender of any Dissolution Event. Notwithstanding the foregoing, Lender shall continue to be obligated to (i) fund all approved but not fully funded Retained Loans and Participated Loans that conform to the Credit Policy as of the day prior to the termination date set forth in the notice of the Dissolution Event until such time as all such Loans have been fully funded and (ii) pay Servicer amounts due pursuant to the Economics Agreement in accordance with its terms.

Section 6.05 Regulatory Event. Lender may terminate this Origination Agreement and its obligations hereunder, either in whole or with respect to one or more Program Agreements as elected by Lender, upon sixty (60) days prior written notice to Servicer (or less if required by the applicable Governmental Authority) if (a) Lender receives written notification from a Governmental Authority indicating (i) that this Origination Agreement, or any of the transactions contemplated hereby, breaches, violates, contravenes or conflicts with any Law, Order, or Permit (or any interpretation thereof by such Governmental Authority) in any material respect, including, but not limited to, any determination by such Governmental Authority that this Origination Agreement and the transactions contemplated hereby violate or exceed any applicable legal lending limit to which the Lender is subject or (ii) that, with respect to Retained Economics Loans the aggregate outstanding principal balances of which constitutes at least

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[*****] percent ([*****]%) of an amount equal to the maximum Commitment Amount (which, if the Commitment Period has expired or been terminated, shall be deemed for such purpose to be the maximum Commitment Amount in effect immediately prior to such expiration or termination), such Retained Economics Loans breach, violate, contravene or conflict with any Law, Order or Permit (or any interpretation thereof by such Governmental Authority) affecting the enforceability, validity or collectability of such Retained Economic Loans, (b) any Governmental Authority commences any formal investigation, legal action or proceeding (other than a Servicer Regulatory Routine Inquiry) against Servicer or any of its Affiliates challenging its authority to administer, market, collect or service Retained Economics Loans the aggregate outstanding principal balances of which constitutes at least [*****] percent ([*****]%) of an amount equal to the maximum Commitment Amount (which, if the Commitment Period has expired or been terminated, shall be deemed for such purpose to be the maximum Commitment Amount in effect immediately prior to such expiration or termination), or otherwise alleging any material non-compliance by Servicer or any of its Affiliates with any applicable Laws related to administering, marketing, collecting, servicing or enforcing Retained Economics Loans the aggregate outstanding principal balances of which constitutes at least [*****] percent ([*****]%) of an amount equal to the maximum Commitment Amount (which, if the Commitment Period has expired or been terminated, shall be deemed for such purpose to be the maximum Commitment Amount in effect immediately prior to such expiration or termination), which investigation, legal action or proceeding, in each case, is not released or terminated in a manner reasonably acceptable to Lender within ninety (90) calendar days of commencement thereof, or (c) any Governmental Authority issues or enters any Order against Servicer or any of its Affiliates (other than a Servicer Regulatory Routine Inquiry) that has a material adverse impact on (i) the administration, marketing, collection, servicing or enforcement of Retained Economics Loans the aggregate outstanding principal balances of which constitutes at least [*****] percent ([*****]%) of an amount equal to the maximum Commitment Amount (which, if the Commitment Period has expired or been terminated, shall be deemed for such purpose to be the maximum Commitment Amount in effect immediately prior to such expiration or termination), (ii) the ability of Servicer or Lender to perform their respective obligations under this Origination Agreement or the other Origination Papers, or (iii) the rights of Lender under this Origination Agreement or the other Origination Papers or the transactions contemplated hereunder and thereunder, provided, that, (x) in each case, upon the favorable resolution of such Order described in this clause (c), as determined by Lender in its reasonable discretion (whether by judgment, withdrawal of such Order, settlement or otherwise) and confirmed by written notice from Lender (not to be unreasonably withheld or delayed), such event shall cease to exist immediately upon such determination by Lender, and (y) for the avoidance of doubt, the issuance of a civil investigative demand, subpoena or other information request by a Governmental Authority shall not, on its own, constitute such an event (each such event described in clause (a),
(b) or (c), a “Regulatory Event”); subject to the right of Servicer to cure such Regulatory Event within such sixty (60) days (if such Regulatory Event is subject to cure or if such cure period is permitted by such Governmental Authority), it being agreed that Servicer shall have the right to cure a Regulatory Event by purchasing (or causing its designee to purchase) on a whole loan basis a portion of the Retained Economics Loans impacted by such Regulatory Event (or, if Lender’s ownership of such Retained Economics Loans does not violate applicable Law, Economic Participations in a portion of such Retained Economics Loans) such that the Regulatory Event ceases to exist, with such purchase by Servicer (or its designee) being made in

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accordance with the terms of Section 2.07 (including the requirements applicable to a proposed designee, as set forth therein). In the event of a termination by reason of a Regulatory Event, Lender shall continue to be obligated to (i) fund all approved but not fully funded Retained Loans and Participated Loans that conform to the Credit Policy that have been previously approved as of the day prior to the termination date set forth in the notice of the Regulatory Event until such time as all such Loans have been fully funded and (ii) pay Servicer amounts due pursuant to the Economics Agreement in accordance with its terms, unless, in either case, the applicable Governmental Authority prohibits or restricts Lender from continuing to take such actions or making such payments. Notwithstanding any provision hereof or in the Servicing Agreement, the Lender shall not be liable for any general, direct, indirect, ordinary, special, consequential or other damages of any kind or nature incurred or sustained by the Servicer or otherwise arising out of the termination of this Origination Agreement or the Servicing Agreement by reason of the termination of this Origination Agreement pursuant to this Section 6.05.

Section 6.06 [*****].

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.01 Amendment. This Origination Agreement may not be modified or amended except by a writing executed by both Parties hereto.

Section 7.02 Governing Law. THIS ORIGINATION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.03 Notices. All demands, notices, documentation, deliverables and communications hereunder shall be in writing and shall be deemed to have been duly given when actually delivered by a nationally recognized overnight courier or, if rejected by the addressee, when so rejected, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the address shown below, or via .pdf format or via email upon, in each case, electronic confirmation of receipt thereof by the other Party, as follows:

If to Servicer: GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: President

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and, with respect to formal notices and legal correspondence, with a copy to:

GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: Chief Legal Officer

If to Lender: Synovus Bank
1111 Bay Avenue
Card Services Director
Columbus, Georgia 31901
Attention: Christopher Pyle

and, with respect to formal notices and legal correspondence, with a copy to:

Synovus Centre
1111 Bay Avenue, Suite 500
Columbus, GA 31901
Attention: General Counsel

Either Party shall have the right to change its notice address to another address within the continental United States of America upon providing notice to the other such Party.

Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Origination Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Origination Agreement and shall in no way affect the validity or enforceability of the other provisions of this Origination Agreement.

Section 7.05 Assignment. This Origination Agreement is binding upon the Parties and their successors and assigns. Except as set forth in Section 2.12 with respect to any Economic Participations or Sold Loans, neither Party may assign this Origination Agreement or any of its rights or obligations hereunder to any Person that is not an Affiliate without the prior written consent of the other Party. Any purported assignment to a Person, without such prior written consent or except as otherwise permitted by Section 2.12, shall be void. Notwithstanding the foregoing, (a) provided that any such security interest is released before (or contemporaneously with) any Retained Economics Loan becoming a Participated Loan, Lender may grant a security interest in all or part of the Retained Economics Loans to any Person without limitation or restriction provided that any Person that acquires any security interest therein agrees to be bound by the terms of this Origination Agreement, the Servicing Agreement and the Economics Agreement, (b) in the event that this Origination Agreement has been terminated and any remaining Retained Economic Loan is not then subject to [*****], Lender may sell, convey or assign in such Retained Economics Loan to any Person without limitation or restriction provided that such Person that acquires any interest therein agrees to be bound by the terms of the

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Servicing Agreement and the Economics Agreement with respect to such Retained Economic Loan (to the extent that such sale does not occur pursuant to Section 2.12), and (c) subject to Section 6.06, Servicer may assign its interest hereunder as part of the sale, transfer or assignment of all or substantially all of the assets or business of the Servicer or the sale, transfer or assignment of equity interests of the Servicer (or any holding company thereof) so long as such successor to such sale, transfer or assignment assumes in writing all of the obligations of the Servicer hereunder and under the Servicing Agreement in a manner reasonably satisfactory to the Lender.

Section 7.06 Further Assurances. Servicer and Lender agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other Party more fully to effect the purposes of this Origination Agreement, including, without limitation, the authorization or execution of any financing statements or amendments thereto or equivalent documents relating to the Loans for filing under the provisions of the UCC or other law of any applicable jurisdiction and to provide prompt notification to the other Party of any change in the name or the type or jurisdiction of organization of such Party.

Section 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Servicer or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.08 Counterparts. This Origination Agreement may be executed in two or more counterparts (and by different Parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.09 Binding; Third-Party Beneficiaries. This Origination Agreement will inure to the benefit of and are binding upon the Parties hereto and their respective successors and permitted assigns. There are no intended third-party beneficiaries of this Origination Agreement except as described in Section 2.12.

Section 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Origination Agreement, including all schedules and exhibits hereto, the Servicing Agreement, the Economics Agreement and the Origination Papers, set forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Origination Agreement and the Origination Papers. This Origination Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 7.11 Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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Section 7.12 Survival. All representations, warranties and agreements contained in this Origination Agreement shall remain operative and in full force and effect and shall survive the termination of this Origination Agreement. In addition, the termination or expiration of this Origination Agreement shall not affect the rights of either Party to recover for breaches occurring prior thereto or with respect to provisions of this Origination Agreement that by their terms continue after termination.

Section 7.13. Waiver of Jury Trial.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE SERVICER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDER AND THE SERVICER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS ORIGINATION AGREEMENT, THE SERVICING AGREEMENT, ANY LOAN AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THEREBY OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE SERVICER OR THE LENDER OF ANY KIND OR NATURE RELATING TO ANY OF THIS ORIGINATION AGREEMENT, THE SERVICING AGREEMENT OR THE LOANS.

(b) EACH OF THE SERVICER AND THE LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA AND ANY STATE COURT LOCATED IN ATLANTA, GEORGIA, SHALL HAVE THE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE SERVICER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS ORIGINATION AGREEMENT, THE SERVICING AGREEMENT, ANY LOAN AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THEREBY OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE SERVICER AND THE LENDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE A PARTY HERETO OR THE ENFORCEMENT BY A PARTY HERETO OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

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(c) Each Party acknowledges that it has been represented by legal counsel of its own choosing and has been advised of the intent, scope and effect of this Section 7.13 and has voluntarily entered into this Origination Agreement and this Section 7.13.

ARTICLE VIII
SUPPLEMENTAL PROVISIONS

The covenants and obligations of the Parties set forth in the following Schedules and Exhibits are hereby incorporated by reference herein (in addition to other incorporations by reference set forth herein):

Schedule A Compliance Conditions
Schedule B Underwriting Criteria
Schedule C [*****]
Schedule 8.1 – Confidentiality and Security
Schedule 8.2 Business Continuity
Schedule 8.3 – Servicer’s Personnel
Schedule 8.4 – Compliance and Legal Action
Schedule 8.5 – Regulatory Examinations
Schedule 8.6 – Notification of Significant Changes
Exhibit A – Form of Loan Designation Notice
Exhibit B – Form of Loan Sale Agreement
Exhibit C – Form of Participation Sale Agreement
Exhibit D – Form of [*****]
FACILITY LOAN ORIGINATION AGREEMENT (GreenSky-Synovus) – Page 40

IN WITNESS WHEREOF, Servicer and Lender have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

GREENSKY, LLC

By: /s/ Timothy D. Kaliban
Name: Timothy D. Kaliban
Title: President

SYNOVUS BANK

By: /s/ Christopher Pyle
Name: Christopher Pyle
Title: Group Executive
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